COMBINATION AGREEMENT

                                      among

                               GETTY IMAGES, INC.,

                                       and

                           3032097 NOVA SCOTIA LIMITED

                                       and

                             EYEWIRE PARTNERS, INC.

                                       and

                           each of the Stockholders of

                             EYEWIRE PARTNERS, INC.

                      listed on the signature pages hereto


                           Dated as of August 5, 1999



47920.0005

COMBINATION AGREEMENT, dated as of August 5, 1999 (this "Agreement") among GETTY IMAGES, INC., a Delaware corporation ("Getty"), 3032097 Nova Scotia Limited, a Nova Scotia company limited by shares ("NSCO"), EyeWire Partners, Inc., an Alberta corporation (the "Company"), and each of the stockholders of the Company listed on the signature pages hereto (the "Stockholders").

                                    RECITALS
                                    --------

A. The parties hereto intend that, subject to the terms and conditions set forth in this Agreement, Getty will acquire a controlling interest in the Company pursuant to a statutory reorganization of capital and other transactions (collectively, the "Combination") to be completed in accordance with this Agreement.

B. The Stockholders, the Board of Directors of the Company, and the Boards of Directors of Getty and NSCO have approved the Combination and the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Getty, NSCO, the Company and the Stockholders hereby agree as follows:

                                   ARTICLE I

                                 THE COMBINATION
                                 ---------------

         Section 1.01. Requisite Transactions. Subject to the conditions contained in Article V, the parties hereto shall cause the following to occur as a single integrated transaction commencing on August 5, 1999 (the "Closing Date") in order to effect the Combination:

         (a) The articles of incorporation of the Company shall be amended to authorize a class of exchangeable non-voting shares (the "EyeWire Exchangeable Shares") having the rights and conditions set forth in Exhibit 1.01(a) attached hereto and change each issued and outstanding common share in the capital of the Company (the "Common Shares") into that number of EyeWire Exchangeable Shares which is equal to the Exchange Ratio (as calculated in Section 1.08).

         (b) At the time the change referred to in paragraph (a) above is effective (the "Effective Time"), the Stockholders shall cease to be holders of Common Shares, shall have their names removed from the register of holders of such shares and shall become holders of the number of fully paid EyeWire Exchangeable Shares to which he or she is entitled as a result of the change referred to in paragraph (a) and such Stockholders names shall be added to the register of holders of EyeWire Exchangeable Shares accordingly.

         (c) No fraction of an EyeWire Exchangeable Share shall be issued. In the event that the Exchange Ratio would result in a Stockholder being entitled to receive a fraction of an EyeWire Exchangeable Share, such Stockholder shall receive the next lower whole number of EyeWire Exchangeable Shares where such fraction is less than 0.5 and the next higher whole number of Exchangeable Shares where the fraction is equal to or greater than 0.5.

         (d) The aggregate stated capital of the EyeWire Exchangeable Shares shall be equal to the aggregate stated capital of the Common Shares immediately prior to the Effective Time.

         (e) Getty shall subscribe for one Common Share in exchange for the sum of $1.00 which amount shall be added to the stated capital account maintained by the Company for the Common Shares and Getty shall become a holder of one fully paid non-assessable Common Share and Getty's name shall be added to the register of holders of Common Shares accordingly.

         (f) Getty shall issue to the trustee (the "Trustee") named in the voting trust and exchange rights agreement attached hereto as Exhibit 1.05, one share of Series A special voting preferred stock of Getty which Series A special voting preferred stock shall have the rights and conditions set forth in Exhibit 1.01(f) attached hereto.

         (g) Each issued and outstanding EyeWire Exchangeable Share shall be transferred to NSCO by the Stockholder holding such share in exchange for one exchangeable non-voting Share of NSCO (the "Exchangeable Shares") having the rights and conditions set forth in Exhibit 1.01(g) attached hereto.

         (h) Getty shall issue to the Trustee one share of Series B special voting preferred stock of Getty which Series B special voting preferred stock shall have the rights and conditions set forth in Exhibit 1.01(h) attached hereto.

         (i) The Company shall incorporate a Nova Scotia unlimited company ("NSULC") pursuant to the Companies Act (Nova Scotia) (the "NSCA") and shall subscribe for 100 common shares of the NSULC for $0.01 per share.

         (j) Getty shall cause the Company to be continued out of Alberta and into Nova Scotia pursuant to Section 182 of the Business Corporations Act (Alberta) (the "ABCA") and into Nova Scotia pursuant to Section 133 of the NSCA.

         (k) The Company and NSULC shall be amalgamated (the "Amalgamation") pursuant to Section 134 of the NSCA to form a Nova Scotia unlimited company ("NSULC2"). NSULC2 shall be authorized to issue 10,000 Common Shares ("NSULC2 Common Shares") and 5,000,000 exchangeable non-voting shares ("NSULC2 Exchangeable Shares") having the rights and conditions set forth in Exhibit 1.01(k) attached hereto.

         (l) At the time of the Amalgamation each issued and outstanding common share of the Company shall be converted into one NSULC2 Common Share, each issued and outstanding EyeWire Exchangeable Share shall be converted into one NSULC2 Exchangeable Share and each common share of NSULC shall be cancelled.

         Section 1.02. Options. Immediately upon the completion of all of the actions described in subsection 1.01, each of the then outstanding options to purchase Common Shares (collectively, the "Company Options"), whether or not exercisable and whether or not vested, shall without any further action on the part of any holder thereof, be exchanged for an option (the

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

"New Option") to purchase that number of shares of common stock, par value $0.01 per share, of Getty ("Getty Common Stock") determined by multiplying the number of Common Shares issuable pursuant to such Company Option by the Exchange Ratio. The New Option shall have an exercise price per share of Getty Common Stock equal to $0.01 per share. If the foregoing calculation results in an exchanged Company Option being exercisable for a fraction of a share of Getty Common Stock, then the number of shares of Getty Common Stock subject to the New Option shall be rounded up to the nearest whole number of shares. Each person receiving New Options shall have 50% of such New Options vest on the third business day after Getty's initial public release of its year end results and earnings for the year ending December 31, 1999 and the remaining 50% of such New Options shall vest on July 1, 2000. All other terms and conditions of the New Option will be as described in the form of agreement for New Options, a copy of which is attached hereto as Exhibit 1.02. Getty shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Getty Common Stock for delivery upon exercise of New Options pursuant to the terms set forth in this Article I. Getty shall file, prior to February 1, 2000, a registration statement on Form S-8 (or any successor form) or another appropriate form covering the shares of Getty Common Stock subject to the New Options and Getty shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as the New Options remain outstanding.

         Section 1.03. Other Effects of the Combination. Following the completion of the transactions described in Section 1.01:

         (a) The directors of the Company and NSCO will be Brad Zumwalt, Nairn Nerland, Chris Roling and Jonathan Klein; and

         (b) The officers of the Company and NSCO will be Brad Zumwalt, Nairn Nerland, Chris Roling and Jonathan Klein.

         Section 1.04. Registration Rights. Getty and the Stockholders shall enter into a Registration Rights Agreement, in the form attached hereto as
Exhibit 1.04.

         Section 1.05. Voting Trust and Exchange Rights Agreement. Getty, the Company and the Stockholders shall enter into a Voting Trust and Exchange Rights Agreement in the form attached hereto as Exhibit 1.05(a) and Getty, NSCO and the Stockholders shall enter into a Voting Trust and Exchange Rights Agreement in the form attached hereto as Exhibit 1.05(b).

         Section 1.06. Support Agreement. Getty and NSCO shall enter into a Support Agreement in the form attached hereto as Exhibit 1.06(a) and Getty and the Company shall enter into a Support Agreement in the form attached hereto as
Exhibit 1.06(b).

         Section 1.07. Currency. Unless otherwise specified all references in this Agreement to "cash", "cent", "dollars", or "$" shall mean U.S. dollars. Whenever required by the terms of this Agreement, Canadian dollars shall be converted into U.S. dollars at the exchange rate therefor as reported by the Wall Street Journal on the date which is two Business Days prior to the Closing Date.


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


         Section 1.08. Calculation of Exchange Ratio. For the purposes of this Agreement "Exchange Ratio" shall mean the quotient obtained when (i) the Share Consideration (as defined in Section 1.09 hereof) is divided by (ii) the Aggregate Fully-Diluted Company Shares. For the purposes of this Agreement, "Aggregate Fully-Diluted Company Shares" shall mean the sum of all outstanding Common Shares immediately prior to the Effective Time plus all of the Common Shares issuable upon the exercise in full of all Company Options outstanding immediately prior to the Effective Time.

         Section 1.09. Share Consideration. The Share Consideration shall be 1,853,334 shares of Getty Common Stock.

         Section 1.10. Escrow Arrangement. On the Closing Date that number of Exchangeable Shares which is equal to the product obtained when 20% of the Share Consideration is multiplied by the Exchange Ratio (the "Escrow Amount") shall be deposited by the Stockholders with Montreal Trust Company of Canada as escrow agent, pursuant to, and shall be held and disbursed in accordance with, an escrow agreement substantially in the form attached hereto as Exhibit 1.10 (the "Escrow Agreement"). Subject to the Escrow Agreement, the Escrow Amount may be utilized by Getty to satisfy certain indemnification claims that may arise under
Article VI of this Agreement.

         Section 1.11. Reorganization. The Parties intend that Combination constitute for U.S. federal income tax purposes a tax-free reorganization under
Section 368 of the Code.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
               --------------------------------------------------

Except as set forth in the Disclosure Schedule delivered by the Stockholders and the Company to Getty and NSCO concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), each of the Stockholders hereby jointly and severally represents and warrants, except with respect to representations and warranties contained in Sections 2.04 and 2.06 which are made severally and not jointly by each Stockholder, to Getty and to NSCO that:

         Section 2.01. Organization and Qualification; Subsidiaries. The Company and each corporation that is a subsidiary of the Company within the meaning of the ABCA (the "Company Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth in Section 2.01 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of the Company and the Company Subsidiaries taken as a whole.

         Section 2.02. Certificate of Incorporation and By-Laws. The Stockholders have heretofore delivered to Getty a complete and correct copy of the Certificate of Incorporation, Articles of Incorporation and the By-Laws or other organizational documents of the Company and each Company Subsidiary. Such Certificates of Incorporation, Articles of Incorporation, and By-Laws or other organization documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, Articles of Incorporation, or By-Laws or other organizational documents.

         Section 2.03. Capitalization. The authorized capital stock of the Company consists of an unlimited number of Common Shares. As of the date hereof,
(i) 978,917 Common Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and owned by the Stockholders with each Stockholder owning that number of Common Shares as set forth opposite such Stockholder's name in Section 2.03 of the Company Disclosure Schedule, (ii) no Common Shares are held in the treasury of the Company or by the Company Subsidiaries and (iii) 183,318 Common Shares are reserved for future issuance pursuant to the Company Options. Except for the Company Options all of which are held by the Persons described as optionees in Section 2.03 of the Company Disclosure Schedule with each optionee holding that number of Company Options (all of which are exercisable at a price of Cdn. $0.01 per Common Share) as set forth opposite such optionee's name in Section 2.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Common Shares or any capital stock of any Company Subsidiary. Section 2.03 of the Company Disclosure Schedule sets forth the name of each Company Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"). There are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

         Section 2.04. Authority Relative to This Agreement. The Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and each other document, instrument, agreement or certificate contemplated by this Agreement (the "Stockholder Documents") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. No action other than the execution and delivery of this Agreement and the Stockholder Documents by each of the Stockholders is necessary to authorize this Agreement and the Stockholder Documents or to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Stockholder Documents have been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Getty and NSCO, as required, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with their respective terms.

         Section 2.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Stockholder Documents by each of the Stockholders does not, and the performance of this Agreement and the Stockholder Documents by each of the Stockholders will not, (i) conflict with or violate the Certificate of Incorporation, Articles of Incorporation or By-laws of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 2.05(b) have been obtained and all filings and obligations described in Section 2.05(b) have been made, conflict with or violate any United States, Canadian or foreign law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         (b) The execution and delivery of this Agreement and the Stockholder Documents by each of the Stockholders does not, and the performance of this Agreement and the Stockholder Documents by each of the Stockholders will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States, Canadian or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements, if any, of provincial securities or "blue sky" laws ("Blue Sky Laws"), and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and could not reasonably be expected

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

to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         (c) The Company does not hold assets in the United States (other than investment assets, voting or non-voting securities of another person and credit or obligations extended in connection with a joint venture) having an aggregate book value of U.S. $15,000,000 or more; and has not made aggregate sales in or into the United States of U.S. $25,000,000 or more in its most recent fiscal year.

         Section 2.06. Ownership and Transfer of Shares. The Stockholder is the registered and beneficial owner of the Common Shares indicated as being owned by such Stockholder in Section 2.03 of the Company Disclosure Schedule hereto, free and clear of any and all Liens. The Stockholder has the power, authority and legal capacity to sell, transfer, assign and deliver its Common Shares and its EyeWire Exchangeable Shares and to approve the Articles of Amendment filed pursuant to paragraph 1.01 (a).

         Section 2.07. Permits; Compliance. (a) Except as set forth in Section 2.07(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary or desirable for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and as of the date of this Agreement, no suspension or cancellation of any Company Permits is pending, or to the knowledge of the Company, threatened, except where failure to be in such possession of the Company Permits, or such suspension or cancellation of the Company Permits has not, and could not reasonably be expected to have, a Company Material Adverse Effect.

         (b) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of (i) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits.

         (c) The Company and the Company Subsidiaries are in compliance, in all material respects, with all Laws applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected. Neither the Company nor any Company Subsidiary has received any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or Company Subsidiary is bound or affected.

         Section 2.08. Financial Statements.


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


         (a) True and complete copies of the unaudited consolidated balance sheet of the Company as of June 30, 1999 (the "Balance Sheet"), and the related unaudited statements of income and cash flows for the fiscal period ended June 30, 1999 of the Company (which statements together with the Balance Sheet are collectively referred to herein as the "Financial Statements"), are attached as
Section 2.08 of the Company Disclosure Schedule. The Financial Statements (including, in each case, any notes thereto) were prepared in accordance with Canadian generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or as permitted by GAAP) and each present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein (subject to normal and recurring period-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

         (b) There are no debts, liabilities or obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("Liabilities") of the Company or any Company Subsidiary, other than Liabilities (i) reflected or reserved against on the Financial Statements or (ii) incurred the ordinary course of the business, consistent with the past practice of the Company, since June 30, 1999. Reserves are reflected on the Financial Statements and on the books of account and other financial records of the Company against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with GAAP. There are no outstanding warranty claims against the Company as of the Closing Date.

         Section 2.09. Absence of Certain Developments.Except as expressly contemplated by this Agreement or as set forth in Section 2.09 of the Company Disclosure Schedule, since June 30, 1999.

               (i) there has not been any Company Material Adverse Effect nor has there occurred any event which is reasonably likely to result in a Company Material Adverse Effect.

               (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company or any Company Subsidiary having a replacement cost of more than U.S.$10,000 for any single loss or U.S.$25,000 for all such losses;

               (iii) there has not been any grant of any stock option or right to purchase shares of the stock of the Company or any Company Subsidiary or any grant of any registration rights;

               (iv) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by any Stockholder or the Company or any Company Subsidiary of any outstanding shares of capital


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

stock or other securities of, or other ownership interest in, the Company or any Company Subsidiary;

               (v) neither the Company nor any Company Subsidiary has awarded or paid any bonuses to employees of the Company or any Company Subsidiary except to the extent accrued on the Balance Sheet, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or any Subsidiary's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company and the Company Subsidiaries taken as a whole);

               (vi) there has not been any change by the Company or any Subsidiary in accounting or Tax reporting principles, methods or policies;

               (vii) neither the Company nor any Company Subsidiary has entered into any transaction or contract or conducted its business other than in the ordinary course consistent with past practice except as contemplated in this Agreement;

               (viii) neither the Company nor any Company Subsidiary has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

               (ix) neither the Company nor any Company Subsidiary has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Stockholder or any Affiliate of any Stockholder;

               (x) neither the Company nor any Company Subsidiary has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or any Company Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

               (xi) neither the Company nor any Company Subsidiary has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company and the Company Subsidiaries taken as a whole;


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


               (xii) neither the Company nor any Company Subsidiary has cancelled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company and the Company Subsidiaries taken as a whole;

               (xiii) neither the Company nor any Company Subsidiary has made or committed to make any capital expenditures or capital additions or betterments in excess of U.S.$25,000 individually or U.S.$100,000 in the aggregate;

               (xiv) neither the Company nor any Company Subsidiary has instituted or settled any material Legal Proceeding (as that term is defined in Section 2.10 hereof); and

               (xv) none of the Stockholders, the Company nor any Company Subsidiary has agreed to do anything set forth in this Section 2.09.

         Section 2.10. Absence of Litigation. Except as set forth in Section
2.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation of any kind (a "Legal Proceeding") pending or, to the knowledge of the Company or a Stockholder, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any United States, Canadian or foreign court, arbitrator or Governmental Entity. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having, individually or in the aggregate, a Company Material Adverse Effect.

         Section 2.11. Employee Benefit Plans.

         (a) Section 2.11 of the Company Disclosure Schedule identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical hospital, dental, vision care, drug, sick leave, disability, salary contributions, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by the Company and each Company Subsidiary for the benefit of their respective employees or former employees (the "Employee Benefit Plans") and a true and complete copy of each Employee Benefit Plan has been furnished to Getty. Each Employee Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed any and all statutes, orders, rules and regulations that are applicable to such Employee Benefit Plan. The Stockholders have delivered to Getty the actuarial valuations, if any, prepared for each Employee Benefit Plan during the past five years. Except as described in Section 2.11 of the Company Disclosure Schedule:


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


               (i) all contributions to, and payments from, each Employee Benefit Plan that may have been required to be made in accordance with the terms of any such Employee Benefit Plan, or with the recommendation of the actuary for such Employee Benefit Plan, and, where applicable, the laws of the jurisdictions that govern such Employee Benefit Plan, have been made in a timely manner

               (ii) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Benefit Plan required to be filed with any governmental agency or distributed to any Employee Benefit Plan participant have been duly filed on a timely basis or distributed;

               (iii) to the knowledge of each Stockholder and the Company there are no pending investigations by any governmental or regulatory agency or authority involving or relating to an Employee Benefit Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to a liability nor, to the best knowledge of each Stockholder and the Company, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding;

               (iv) no notice has been received by any Stockholder or the Company of any complaints or other proceedings of any kind involving the Company or any Company Subsidiary or, to the best knowledge of each Stockholder and the Company, any of the employees of the Company or any Company Subsidiary before any pension board or committee relating to any Employee Benefit Plan, the Company or any Company Subsidiary; and

               (v) the assets of each Employee Benefit Plan are at least equal to the liabilities of such Employee Benefit Plan based on the actuarial assumptions utilized in the most recent valuation performed by the actuary for such Employee Benefit Plan, and neither Getty, nor any of its respective affiliates (other than the Company or a Company Subsidiary) will incur any liability with respect to any Employee Benefit Plan as a result of the transactions contemplated by this Agreement.

         (b) Section 2.11(b) of the Company Disclosure Schedule sets forth a summary, in reasonable detail, of the Employee Benefit Plans that cover the employees of the Company and each Company Subsidiary.

         Section 2.12. Contracts.

         (a) Section 2.12(a) of the Company Disclosure Schedule lists each of the following contracts and agreements (whether written or oral) of the Company and the Company Subsidiaries (such contracts and agreements being "Material Contracts"):

               (i) each contract and agreement for the purchase or lease of personal property having a value or consideration of U.S.$10,000 with any supplier (excluding suppliers of Images) or for the furnishing of services to the Company or a Company Subsidiary;

               (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or a Company Subsidiary is a party or any other contract that compensates any person based on any sales by the Company or a Company Subsidiary;

               (iii) all leases and subleases of real property;

               (iv) all contracts and agreements relating to Indebtedness, other than trade indebtedness, of the Company or any Company Subsidiary;

               (v) all contracts and agreements with any Governmental Entity other than standard form end-user licenses;

               (vi) all contracts and agreements that limit or purport to limit the ability of the Company or a Company Subsidiary to compete in any line of business or with any person or in any geographic area or during any period of time;

               (vii) all contracts containing confidentiality requirements (including all nondisclosure agreements, but excluding all contracts containing confidentiality restrictions entered into in the ordinary course of business which do not materially restrict the conduct of the Company's business);

               (viii) all contracts relating to trafficking arrangements, domain name registration and customer list agreements;

               (ix) all agreements relating to the license, purchase, right to use or other supply of Images to the Company or the Company Subsidiaries (as defined in Section 2.14);

               (x) all contracts relating to employment, consulting, severance or similar issues with any current or former employee, consultant or agent of the Company or a Company Subsidiary; and

               (xi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or a Company Subsidiary.

         (b) Each Material Contract: (i) is valid and binding on the Company or a Company Subsidiary and on the other parties thereto, and is in full force and effect, subject to bankruptcy and equitable remedies qualifications, and (ii) upon consummation of the transactions contemplated by this Agreement, shall, subject to bankruptcy and equitable remedies qualifications, continue in full force and effect without penalty or other adverse consequence. The Company is not in breach of, or default under, any Material Contract and, to the knowledge of each Stockholder and the Company, no other party to any Material Contract is in breach thereof or default thereunder.

         Section 2.13. Environmental Matters.

         Except as has not and would not be reasonably expected to have a Company Material Adverse Effect:

         (a) The Company and each Company Subsidiary have all Environmental Permits (as defined herein) that are required for the lawful operation of their respective business, and all Environmental Permits possessed by the Company and each Company Subsidiaries are listed in Section 2.13(a) of the Company Disclosure Schedule. Each such Environmental Permit is valid, subsisting and in good standing and the Company and each Company Subsidiary are not in default or in breach of any such Environmental Permit and no proceeding is pending or threatened and no grounds exist to revoke or limit any such Environmental Permit. The Company and each Company Subsidiary (i) is in compliance with and not in default under any applicable Environmental Law, and (ii) have never received written notice of any violation by or claim under any Environmental Law.

         (b) There have been no Releases (as defined herein) by the Company or a Company Subsidiary of any Hazardous Substances (i) into, on, around, from or under any of the properties or assets owned or operated (or formerly owned or operated) by the Company or a Company Subsidiary, or (ii) into, on, around, from or under any other properties on or under which the Company or a Company Subsidiary has performed services, in any case in such a way as to create any material unpaid liability (including the costs of required remediation) or the Company or a Company Subsidiary under any applicable Environmental Law.

         (c) No property has been used at any time by the Company or a Company Subsidiary as a "landfill" or as a treatment, storage or disposal facility for any Hazardous Substance.

         (d) Neither the Company nor any Company Subsidiary has received any notice of, or has been prosecuted for, non-compliance with any Environmental Law, nor has the Company or any Company Subsidiary settled any allegation of non-compliance prior to prosecution. There are no notices, orders or directions relating to environmental matters requiring, or notifying the Company or any Company Subsidiary that it is or may be responsible for, any containment, clean-up or remediation or corrective action of any work, repairs, construction or capital expenditures to be made under any environmental Law with respect to the business of the Company or any Company Subsidiary or any of the properties or assets owned, operated or occupied (or formerly owned, operated or occupied) by the Company or any Company Subsidiary.

         (e) There are no Hazardous Substances, located at, on or under any of the properties or assets owned, operated or occupied (or formerly owned, operated or occupied) by the Company or any Company Subsidiary except those being used, stored and handled in compliance with Environmental Laws.

         (f) The Stockholders have delivered, or caused to be delivered, to Getty true and complete copies of all environmental audits, evaluations, assessments, studies and tests relating to the business or the ownership or use of the properties or assets of the Company and each Company Subsidiary which are, or with reasonable effort could be, within the possession or control of any Stockholder, the Company or any of the Company Subsidiaries.

         (g) There is no asbestos or asbestos-containing material or PCBs contained in any of the buildings or structures owned or leased by the Company or a Company Subsidiary, except for asbestos or asbestos-containing material the present form, amount and location of which does not create any unpaid material liability (including the costs or required remediation) of the Company or the Company Subsidiaries under any applicable Environmental Law (regardless of whether subsequent occurrences could expose or change the form or location of, or cause the Release of, such substances). No written claims have been made, and no suits or proceedings are pending or threatened, by any employee against the Company or a Company Subsidiary that are premised on exposure to asbestos or asbestos-containing material or PCBs.

         (h) No underground storage tanks, abandoned wells or landfills are or have been located on any real property owned, operated or occupied by the Company or a Company Subsidiary.

         (i) For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

               (i) "Environment" means all air, surface water, groundwater, drinking water or land, including land surface or subsurface.

               (ii) "Environmental Laws" means any and all U.S., Canadian, provincial, municipal or local laws, statutes, ordinances, by-laws and regulations, and orders, directives and decisions rendered by, and policies, instructions, guidelines and similar guidance of, any ministry, department or administrative or regulatory agency relating to the protection of the Environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, packaging, transport, handling, containment, clean-up or other remediation or corrective action of any Hazardous Substances.

               (iii) "Environmental Permits" means all approvals, consents, permits, licenses, registrations, certificates and other authorizations required by any applicable Environmental Law relating to: (A) pollution or the protection of the Environment, occupational health or safety, including without limitation those relating to the emission, Release or discharge of any Hazardous Substances into the Environment, (B) the manufacture, processing, distribution, use, treatment, storage, disposal, generation, packaging, transport or handling of Hazardous Substances, or (C) the containment, cleanup or other remediation of Hazardous Substances from any real property.

               (iv) "Hazardous Substance(s)" means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants chemicals and hazardous, industrial or toxic substances or wastes.

               (v) "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the Environment.

         Section 2.14. Intellectual Property.

         (v) Section 2.14 of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, trademarks, service marks, trademark and service mark registrations, and trademark and service mark applications, registered copyrights and copyright applications, and Internet domain names, in each case owned by the Company or a Company Subsidiary and material to the business of the Company and the Company Subsidiaries (together with unregistered copyrights and confidential and proprietary information, including trade secrets and know-how, owned by the Company or a Company Subsidiary and material to the business of the Company and the Company Subsidiaries, "Owned Intellectual Property"), (ii) Software (as defined herein), and (iii) licenses, sublicenses, and other agreements pertaining to Intellectual Property, Software or Images (as defined herein) to which the Company or a Company Subsidiary is a party, including agreements with major Internet service providers and major Internet portals, in each case that are material to the business of the Company and the Company Subsidiaries ("Licensed Intellectual Property"). For purposes hereof, "Intellectual Property" means any and all of the following, but excluding Images: (i) United States, Canadian, international, and foreign patents, patent applications and statutory invention registrations,
(ii) trademarks, service marks, trade names, trade dress, slogans, logos, and Internet domain names, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how. For purposes hereof, "Image" means a reproduction of any artwork, photograph, illustration, font, video, clip art, map art or any other type of image. For purposes hereof, "Software" means all material computer software developed by or on behalf of the Company or any Company Subsidiary, or used by the Company or any Company Subsidiary, including all material computer software and databases operated or used by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information, storing Image related vendor information, or storing and archiving Images. For purposes hereof, "Approved Images" means Images used or held for use by the Company and the Company Subsidiaries in connection with their business for which the Company or a Company Subsidiary has the right to grant licenses or sublicenses to third parties. For purposes hereof, "Unapproved Images" means Images used or held for use by the Company and the Company Subsidiaries in connection with their business which are not Approved Images (the Approved Images and Unapproved Images collectively being "Licensed Images").

         (a) The use of the Owned Intellectual Property, Software, Licensed Images, and Licensed Intellectual Property by the Company and the Company Subsidiaries in the ordinary course of business does not infringe upon or misappropriate the valid Intellectual Property rights of any third party. No claim has been made that the use of the Owned Intellectual Property, Software, Licensed Images, or Licensed Intellectual Property in the ordinary course of business does or may infringe upon or misappropriate the Intellectual Property rights of any third party.

         (b) The Company or a Company Subsidiary is the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property, and the Company and the Company Subsidiaries are entitled to use, license, sublicense, distribute, copy, display and create derivative works regarding the Owned Intellectual Property without restriction. The Company and the Company Subsidiaries are not exceeding their rights to use, license, sublicense, distribute, copy, display and create derivative works regarding the Software, Licensed Images, and Licensed Intellectual Property.

         (c) The Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property and Software used in the ordinary day-to-day conduct of the business of the Company and the Company Subsidiaries, and there are no other items of Intellectual Property or Software that are material to such ordinary day-to-day conduct of such business. Except as set forth in Section 2.14(d) of the Company Disclosure Schedule, the Owned Intellectual Property and any Intellectual Property licensed to the Company and the Company Subsidiaries under the Licensed Intellectual Property, is subsisting, valid and enforceable (subject to the application of bankruptcy, insolvency, reorganization and other laws affecting the rights of creditors generally and to the qualification that certain equitable remedies may be granted only in the discretion of a court of competent jurisdiction) and has not been adjudged invalid or unenforceable in whole or part.

         (d) Except as set forth in Section 2.10 of the Company Disclosure Schedule, no Legal Proceedings have been asserted, are pending, or threatened against the Company or any Company Subsidiary (i) based upon or challenging or seeking to deny or restrict the use, license, sublicense, distribution, display, copying or creation of derivative works by the Company or any Company Subsidiary of any of the Owned Intellectual Property or Licensed Intellectual Property,
(ii) alleging that any services provided by, processes used by, licensed by, sublicensed by, distributed by, displayed by, copied by or creation of derivative works by or products manufactured or sold by the Company or any Company Subsidiary infringe upon or misappropriate any Intellectual Property right of any third party, or (iii) alleging that any Intellectual Property licensed under the Licensed Intellectual Property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other agreement.

         (e) Except as set forth in Section 2.10 of the Company Disclosure Schedule, to the knowledge of the Company and each Stockholder no person is engaging in any activity that infringes upon the Owned Intellectual Property or any Intellectual Property licensed to the Company and the Company Subsidiaries under the Licensed Intellectual Property. Neither the Company nor any Company Subsidiary has granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

         (f) The Stockholders have delivered or made available to Getty correct and complete copies of all the licenses and sublicenses of the Licensed Intellectual Property including all amendments thereto, and all model releases, waivers of moral rights, copyright applications, patent applications, trademark applications and copyright assignments which are in the custody, or under the control, of any Stockholder, the Company or a Company Subsidiary. With respect to each such license and sublicense:

               (i) such license or sublicense is valid and binding and in full force and effect (subject to the application of bankruptcy, insolvency, reorganization and other laws affecting the rights of creditors generally and to the qualification that certain equitable remedies may be granted only in the discretion of a court of competent jurisdiction) and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

               (ii) such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

               (iii) (A) neither the Company nor any Company Subsidiary has received any notice of termination or cancellation under such license or sublicense, (B) neither the Company nor any Company Subsidiary has received any notice of a breach or default under such license or sublicense, which breach has not been cured, and (C) neither the Company nor any Company Subsidiary has granted to any other third party any rights, adverse or otherwise, under such license or sublicense that would constitute a breach of such license or sublicense; and

               (iv) neither the Company, any Company Subsidiary, nor, to the knowledge of the Company and each Stockholder, any other party to such license or sublicense is in breach or default in any material respect, and, to the Company's and each Stockholder's knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

         (g) The Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt its operation or have an adverse impact on the operation of other software programs or operating systems. The Company and the Company Subsidiaries have obtained all approvals necessary for exporting the Software outside the United States or Canada and importing the Software into any country in which the Software is now sold or licensed for use, and all such export and import approvals in the United States and Canada and throughout the world are valid, current, outstanding and in full force and effect. No rights in the Software have been transferred to any third party except to the customers of the Company or the Company Subsidiaries to whom the Company or the Company Subsidiaries have licensed such Software in the ordinary course of business. Third parties such as the Company's CD Rom vendors, catalogue and brochure vendors, distributors, direct mail vendors and internet service providers have been given the necessary rights by the Company to perform the services contracted by the Company by those third parties.

         (h) The Company and the Company Subsidiaries have the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Company and the Company Subsidiaries, or that is required to operate or modify the Software.

         (i) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property. To the best knowledge of the Company and each Stockholder: (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Company Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent and (iii) no employee, independent contractor or agent of the Company or any Company Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

         Section 2.15. Images.

         (a) Section 2.15 of the Company Disclosure Schedule sets forth (i) for the categories of photography, clip art, fonts, illustrations and video, the number of Images in each such category that are wholly-owned by the Company and the number licensed by the Company, and (ii) the number of Images in each such category for which the Company possesses fully executed model or property releases in respect of each identifiable person or object contained in such Image. The Company and the Company Subsidiaries validly own or lease all Images used or held for use by the Company or the Company Subsidiaries in connection with their business or material to the operation of the business of the Company and the Company Subsidiaries as currently conducted. With respect to each Image owned by the Company or a Company Subsidiary, the Company or Company Subsidiary, as applicable, has the right to display, reproduce, distribute, sell, advertise, bundle with other derivative works, create derivative works, license and sublicense the use of such Image, without restriction.

         (b) Neither the Company nor any Company Subsidiary has granted any license, sublicense or other right to any other person with respect to any Unapproved Images. Neither the Company nor any Company Subsidiary has granted any license, sublicense or other right to any other person with respect to any Approved Image that would constitute a breach of any agreement or license pertaining to such Approved Image.

         (c) The display, sale, marketing, distribution, bundling with other derivative works, creation of derivative works, copying and advertising of the Licensed Images, and the licensing and sublicensing of Approved Images as done, authorized or agreed to by the Company and the Company Subsidiaries does not infringe upon the Intellectual Property right of any third party. The display, sale, marketing, distribution, bundling with other derivative works, creation of derivative works, copying and advertising of the Licensed Images, and the licensing and sublicensing of Approved Images, as done, authorized or agreed to by the Company and the Company Subsidiaries does not constitute a breach of any agreement or license to which the Company or a Company Subsidiary is a party.

         (d) To the knowledge of the Company, the Company Subsidiaries and the Stockholders no claims have been made, asserted, are pending, or threatened, against the Company or any Company Subsidiary (i) based upon or challenging or seeking to deny or restrict the display, sale, marketing, distribution, bundling with other derivative works, creation of derivative works, copying, advertising, licensing or sublicensing by the Company or any Company Subsidiary of any of the Licensed Images, or (ii) alleging that the sale, reproduction, distribution, bundling with other derivative works, creation of derivative works, copying, advertising, licensing or sublicensing of the Licensed Images does or may infringe upon the Intellectual Property rights of any third party, and to the knowledge of the Company, no such claims have been made, asserted, are pending, or threatened against any third party licensor or licensee of Licensed Images.

         (e) To the knowledge of each Stockholder and the Company, no person is engaging in any activity that infringes upon the Licensed Images or upon the rights of the Company or any Company Subsidiary therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of the right of the Company or a Company Subsidiary to sell, reproduce, distribute or sublicense any of the Licensed Images.

         (f) Except as set forth in Section 2.15(f) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has, prior to any display, sale, reproduction, distribution or sublicensing of any Licensed Image, obtained in writing all such releases and/or other third party consents or authorizations required by law for such display, sale, reproduction, distribution or sublicensing, copies of which are kept by the Company or any such Company Subsidiary at its offices.

         (g) With respect to each license or agreement by which the Company has obtained the right to display, sell, reproduce, distribute, bundle with other derivative works, create derivative works, market, copy, license or sublicense the Licensed Images or by which the

Company has granted to any third party the right to display, sell, reproduce, or distribute any Licensed Images:

               (i) such license or agreement is legal, valid, binding and enforceable and in full force and effect and represents the entire agreement between the parties thereto with respect to the subject matter thereof;

               (ii) such license or agreement will not cease to be legal, valid binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or agreement, or otherwise give any party thereto a right to terminate such license or agreement;

               (iii) with respect to each such license or agreement, (A) neither the Company nor any Company Subsidiary has received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms, (B) neither the Company nor any Company Subsidiary has received any notice of a breach or default under such license or agreement which breach or default has not been cured, and (C) neither the Company nor any Company Subsidiary has granted to any other person any rights, adverse or otherwise, under such license or agreement; and

               (iv) none of the Company, any Company Subsidiary nor, to the knowledge of the Company, any other party to such license or agreement, is in breach or default thereof in any material respect, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement.

         (h) Neither the Company nor any Company Subsidiary has granted to any Person the right to distribute or sell the Licensed Images.

         (i) No third party has revoked the right of the Company or a Company Subsidiary to display, reproduce, distribute, create derivative works, market, license or sublicense the use of any Image owned or controlled by such third party.

         Section 2.16. Taxes.

         (a) The Company, each Company Subsidiary and each affiliated consolidated, combined or unitary group (within the meaning of Section 1504 of the Code or comparable provisions of state, local or foreign Tax law) of which the Company or any Company Subsidiary is or has been a member, (A) have timely filed (or there has been timely filed on their behalf) all Tax Returns required to be filed, and all such Tax Returns are true and correct in all material respects, and (B) have paid all Taxes due and payable or claimed or asserted by any taxing authority to be due, from or with respect to them, or have adequately provided reserves and allowances for such Taxes on the Financial Statements in accordance with GAAP and based on the assumptions and calculations set forth in Section 2.16(a) of the Company Disclosure Schedule. No extension of time in which to file any Tax Return pertaining to the Company or a Company Subsidiary is in effect. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company and each Company Subsidiary have made due and sufficient current accruals for such Taxes in their books and records in accordance with GAAP through the Closing Date and based on the assumptions and calculations set forth in Section 2.16(a) of the Company Disclosure Schedule and has set forth such accruals in Section 2.16(a) of the Company Disclosure Schedule. The Company and each Company Subsidiary has made (or there has been made on its behalf) all required current estimated Tax payments sufficient to avoid any underpayment penalties.

         (b) No audit report has been issued since the incorporation of the Company and each Company Subsidiary (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Company or any Company Subsidiary, their respective incomes, assets or operations nor is there any issued reassessment in respect of such Taxes which remains outstanding. The Stockholders have previously delivered to Getty true and complete copies of (A) any assessments and reassessments issued and received by the Company or any Company Subsidiary which relate to the United States or Canadian federal, provincial, state, local or foreign Taxes due from or with respect to the Company and each Company Subsidiary; (B) the United States and Canadian federal Tax Returns, and those state, provincial, local, and foreign Tax Returns for any taxable period showing Taxes due in excess of $25,000, filed by the Company and each Company Subsidiary (other than consolidated, combined or unitary Tax Returns which include members other than the Company and Company Subsidiaries); and the portions of all United States or Canadian federal, state, local or foreign consolidated, combined or unitary Tax Returns for any taxable period which relate to the Company or any Company Subsidiary showing Taxes due in excess of $25,000, filed by any affiliated, consolidated, combined, or unitary group of which the Company or any Company Subsidiary was then a member.

         (c) No taxing authority has made a claim that the Company or any Company Subsidiary is or may be subject to taxation in a jurisdiction where it does not file Tax Returns.

         (d) There are no outstanding waivers in writing or comparable consents regarding the application of any statute of limitations in respect of, or extending any period for the assessment, reassessment or collection of, Taxes of the Company or any Company Subsidiary.

         (e) All deficiencies asserted or assessments and reassessments made by the Internal Revenue Service (the "IRS"), Revenue Canada or any other taxing authority of the Tax Returns of, or covering or including the Company or any Company Subsidiary, have been fully paid, and there are no other actions, suits, investigations, audits or claims by any taxing authority in progress relating to the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary, or any of their respective shareholders, directors or officers have received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a United States or Canadian, federal, provincial, state, local or foreign taxing authority in any current or prior examination which, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any subsequent taxable period. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the IRS, advance income tax ruling of Revenue Canada, or comparable rulings of other taxing authorities.

         (f) There are no liens for Taxes upon the assets of the Company or any Company Subsidiary, except for liens arising as a matter of law relating to current Taxes not yet due.

         (g) All Taxes that the Company or any Company Subsidiary has been or is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate governmental entity or accrued, reserved against and entered on the books and records, including the Financial Statements, of the Company or the appropriate Company Subsidiary in accordance with the GAAP.

         (h) None of the Company or any Company Subsidiary, or any other Person on their behalf has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision of U.S. or Canadian or foreign, state, provincial or local law by reason of a change in accounting methods initiated by the Company or any Company Subsidiary, or has any knowledge that the IRS or any other taxing authority has proposed any such adjustment or change in accounting methods; or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any Company Subsidiary, (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of U.S. or Canadian or foreign, state, provincial or local law with respect to the Company or any Company Subsidiary,
(C) filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Company Subsidiary or (D) granted to any person any power of attorney that is currently in force with respect to any Tax matter relating to the Company or any Company Subsidiary.

         (i) No property owned by the Company or any Company Subsidiary (A) is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code,
(B) is subject to Section 168(g)(1)(A) of the Code or (C) is "limited use property" as such term is used in Rev. Proc. 76-30.

         (j) There is no contract, plan or arrangement involving the Company or any Company Subsidiary and covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any Company Subsidiary by reason of Section 280G or
Section 162(m) of the Code.

         (k) Neither the Company nor any Company Subsidiary is a party to, bound by, or obligated under, any Tax Sharing Agreement.

         (l) Neither the Company nor any Company Subsidiary has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

         (m) Neither the Company nor any Company Subsidiary is a "United States real property holding corporation" within the meaning of Section 897 of the Code.

         (n) With respect to the Company and any Company Subsidiary organized or doing business in Canada:

               (i) Neither the Company nor any Company Subsidiary has, either directly or indirectly, transferred property to or acquired property from a person with whom it was not dealing at arm's length (as that term is understood for purposes of the ITA) for consideration other than consideration equal to the fair market value of the property at the time of the disposition or acquisition thereof;

               (ii) The same businesses (taking into account all relevant factors including the types of products sold, property leased and services rendered) in the course of which any non-capital losses were realized and in the course of which any capital costs of depreciable properties, expenditures giving rise to investment tax credit and eligible capital expenditures (each within the meaning of the ITA) were incurred by the Company or any Company Subsidiary have been carried on by the Company or any Company Subsidiary continuously since the time the losses were realized or cost or expenditures occurred and will be carried on up to the Closing Date;

               (iii) No circumstances exist which could reasonably be expected to result in the application of section 160 of the ITA to the Company or any Company Subsidiary if a person other than the Company or a Company Subsidiary were to fail to pay any amount owing by it under the ITA; and

               (iv) Except as set forth in Section 2.16(n)(iv) of the Company Disclosure Schedule, no circumstances exist or have existed which could reasonably be expected to result or to have resulted in the application of sections 17, 80, or 247 of the ITA to the Company or any Company Subsidiary.

         (o) For purposes of this Section 2.16 and Paragraph 6.04, any reference to the Company or any Company Subsidiary shall be deemed to include any person that merged with, amalgamated with or was liquidated into the Company or any Company Subsidiary.

         (p) As used in this Agreement, "Tax" (and, in the plural, "Taxes") shall mean any U.S. or Canadian or foreign, federal, state, provincial or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever, including but not limited to any income, net income, gross income, franchise, receipts, wind-fall profit, severance, property, production, sales, use, license, excise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, federal highway use, commercial rent, social security, workers' compensation, unemployment, employer health, goods and services, value added, gains, input or environmental tax, customs duties and Canada Pension Plan and Employment Insurance contributions together with any interest or penalty, addition to tax or additional amount imposed thereon, and includes any liability for the Taxes of any other person (whether payable by reason of contract, assumption, transferee liability, operation of law or otherwise); "Tax Return" shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof) including, but not limited to, any information return, claim for refund, remittance, amended return or declaration of estimated Tax, and including, where permitted or required, combined, unitary or consolidated returns for any group of entities that includes the Company or any Company Subsidiary; "Tax Sharing Agreement" shall mean any Tax allocation, indemnity, sharing or similar contract or arrangement (whether or not written); "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder; and "ITA" shall mean the Income Tax Act (Canada) as amended, and the regulations promulgated thereunder.

         Section 2.17. Assets. The Company and the Company Subsidiaries own, lease or have the legal right to use all of the material properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 2.14 hereof and other than Images which are covered by Section 2.15 hereof), used or intended to be used in the conduct of the business of the Company and the Company Subsidiaries or which is otherwise owned, leased or used by the Company and the Company Subsidiaries and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company and the Company Subsidiaries in or relating to the conduct of the business of the Company and the Company Subsidiaries (all such properties, assets and contract rights being the "Assets"). Except as set forth in Section 2.17 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Liens.

         Section 2.18. Certain Interests.

         (a) None of the Stockholders nor any of their Affiliates nor any officer or director of the Company or a Company Subsidiary or any immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

               (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company or a Company Subsidiary, provided, however, that the ownership of securities representing no more than 1% of the outstanding voting power of any competitor, supplier or customer, and which are listed on any U.S. or Canadian securities exchange or traded actively in the U.S. or Canadian over-the-counter market, shall not be deemed to be a "financial interest" as long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

               (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company or a Company Subsidiary uses or has used in the conduct of its business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company); or

               (iii) has outstanding any Indebtedness to the Company or a Company Subsidiary.

         (b) Except for the payment of employee compensation, the advancement of expenses or indemnification obligations, in each case in the ordinary course of business, neither the Stockholders, the Company, any Company Subsidiary any Affiliate of the Company or the Stockholders nor any officer or employee of any of them is a party to any contract with the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary has any obligation of any nature whatsoever to any Stockholder or any Affiliate thereof or to any officer or director of the Company or a Company Subsidiary or any immediate relative or spouse of any such officer or director.

         Section 2.19. Insurance Policies. Section 2.19 of the Company Disclosure Schedule sets forth a true and complete list and description (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies held by the Company and each Company Subsidiary. True and complete copies of all such policies have been provided by the Stockholders to Getty. All premiums due to the date hereof on such policies have been paid. All pending claims, if any, made against the Company or a Company Subsidiary which are covered by insurance are being defended by the appropriate insurance companies and are described in Section 2.19 of the Company Disclosure Schedule. Neither the Company nor a Company Subsidiary has failed to give any notice or present any claim under any such policy in a timely fashion, except where such failure would not prejudice the ability of the Company or a Company Subsidiary to make a claim and result in a Company Material Adverse Effect. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof.

         Section 2.20. Banks. Section 2.20 of the Company Disclosure Schedule sets forth the name of each bank in which the Company or any Company Subsidiary has an account, lockbox or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto. Stockholders have provided Getty with letters from each such bank, dated not later than the day prior to the date of this Agreement, which letters set forth the total amount of Cash held by the Company and the Company Subsidiaries as of the dates of such letters.

         Section 2.21. Year 2000 Compliance. The Company and each Company Subsidiary has (i) undertaken an assessment of those Company Systems that could be adversely affected by a failure to be Year 2000 Compliant, (ii) developed a plan and time line for rendering such systems Year 2000 Compliant, and (iii) to date, implemented such plan in accordance with such timetable in all material respects. Based on such review and assessment, the Company reasonably anticipates that all Company Systems will be Year 2000 Compliant by December 31,

1999. The Stockholders and the Company estimate that the total remaining cost of rendering the Company Systems Year 2000 Compliant is $30,000. For purposes hereof, "Company Systems" shall mean all computer, hardware, software, Software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and the Company Subsidiaries, and/or material to or necessary for the Company and the Company Subsidiaries to carry on their businesses as currently conducted. For purposes hereof, "Year 2000 Compliant" means that the Company Systems provide uninterrupted millennium functionality in that the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process, and present calendar dates falling on or before December 31, 1999.

         Section 2.22. Investment.

         (a) Except where the Stockholder is a "U.S. person" as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person, and any partnership or corporation organized or incorporated under the laws of the United States,

               (i) the Exchangeable Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. person or a person in the United States and the Stockholder does not have any agreement or understanding (either written or oral) with any U.S. person or person in the United States respecting:

                  (A) the transfer or assignment of any rights or interest in any of the Exchangeable Shares or the Getty Common Stock issuable upon conversion of the Exchangeable Shares;

                  (B) the division of profits, losses, fees, commissions or any financial stake in connection with this Agreement or the transactions contemplated hereby; or

                  (C) the voting of any Series A or Series B special voting preferred stock of Getty or Getty Common Stock issuable upon conversion of the Exchangeable Shares;

               (ii) the Exchangeable Shares are not being acquired by a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act;

               (iii) no offers to issue Exchangeable Shares were made by any person to the Stockholder while the Stockholder was in the United States;

               (iv) the Stockholder was outside the United States at the time of execution and delivery of this Agreement; and

               (v) the Stockholder agrees to resell the Exchangeable Shares or Getty Common Stock (A) in accordance with the provisions of Regulation S, (B) pursuant to an effective registration statement under the Securities Act, or (C) pursuant to an available exemption from the registration requirements of the Securities Act, and will not engage in hedging transactions with regard to such securities unless in compliance with the Securities Act and the Stockholder understands that Getty must refuse to register any transfer of Exchangeable Shares or Getty Common Stock made in contravention with this subparagraph (v).

         (b) Each Stockholder who is a "U.S. Person" as defined in Regulation S under the Securities Act (i) understands that the shares of Getty Common Stock to be acquired by such Stockholder pursuant to the terms of the Exchangeable Shares have not been registered under the Securities Act, or under any state securities laws, and are being exchanged in reliance upon U.S. federal and state exemptions for transactions not involving a public offering, (ii) is acquiring such shares solely for his own account for investment purposes, and not with a view towards the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters and, other than Andrew Cicherski, qualifies as an "accredited investor" as defined in Regulation D under the Securities Act, (iv) has received certain information concerning Getty, including without limitation, Getty SEC Reports, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding such shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding such shares which have not been registered under the Securities Act.

         Section 2.23. Accounts Receivable. The accounts receivable shown on the Financial Statements arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in such Financial Statements. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of the Company and the Company Subsidiaries. The accounts receivable of the Company and the Company Subsidiaries arising after the date of the Financial Statements and prior to the Effective Time arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts determined in accordance with the past practices of the Company and the Company Subsidiaries. None of the accounts receivable are subject to any material asserted claim of offset or recoupment, or counterclaim and each of the Stockholders and the Company has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. No material amount of receivables are contingent upon the performance by the Company or a Company Subsidiary of any obligation and no agreement for deduction or discount has been made with respect to any material amount of accounts receivable.

         Section 2.24. Employees and Consultants. A list of all of the employees of the Company and the Company Subsidiaries and all of the independent contractors retained by the Company and the Company Subsidiaries as of the Effective Date is set forth in Section 2.24 of the Company Disclosure Schedule. To the knowledge of the Company and each Stockholder, no employee of the Company or a Company Subsidiary is a party to or otherwise bound by any agreement with or obligated to any other person or entity which in any respect conflicts with any obligation, commitment or job responsibility of such employee to the Company or a Company Subsidiary under any agreement to which he or she is currently a party or otherwise. To the knowledge of the Stockholders and the Company, no key employee, group of employees or key consultant has any plans to terminate employment or other relationship with the Company or a Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labour practices or other collective bargaining disputes. Neither the Company nor any Stockholder has knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labour union with respect to the employees of the Company or a Company Subsidiary.

         Section 2.25. Books and Records. The minute books and other similar records of the Company and each Company Subsidiary contain true and complete registers of the shareholders and records of all actions taken at any meetings of shareholders, boards of directors or any committee thereof and all written consents executed in lieu of the holding of any such meetings. The accounting books and records of the Company and the Company Subsidiaries accurately reflect in all material respects the assets, liabilities, business, financial conditions and results of operations of the Company and the Company Subsidiaries and have been maintained in accordance with good business and bookkeeping practices.

         Section 2.26. Residence of Stockholders. Except for Richard M. Barno and Andrew J. Cicherski, no Stockholder is a non-resident of Canada for the purposes of section 116 of the ITA.

         Section 2.27. No Misrepresentation. No representation or warranty of any Stockholder contained in this Agreement or in the Stockholder Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         Section 2.28. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

         Section 2.29. Closing Cash Balance. Section 2.29 of the Company Disclosure Schedule sets forth the Cash and Indebtedness. For purposes of the foregoing:

         (a) "Indebtedness" means the aggregate amount of

               (i) all obligations for borrowed money or with respect to deposits or advances of any kind (including the balance of unpaid royalties pursuant to the Asset Transfer Agreement dated August 29, 1998 between EyeWire, Inc. (formerly Zumwalt, Inc.) and Adobe Systems Incorporated,

               (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid,

               (iii) all other indebtedness upon which interest charges or imputed interest charges are paid, and

               (iv) all expenses incurred in connection with this Agreement and the transactions contemplated hereby prior to the Closing Date.

         of, or by, the Company on a consolidated basis; and

         (b) "Cash" means the aggregate amount of all cash and cash equivalents of the Company (as such terms are used in the Balance Sheet) on a consolidated basis.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF GETTY AND NSCO
                ------------------------------------------------

Except as set forth in Getty SEC Reports (as defined in Section 3.06), Getty and NSCO hereby jointly represent and warrant to the Stockholders that:

         Section 3.01. Organization and Qualification; Subsidiaries. Getty is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and NSCO is a company limited by shares formed pursuant to the NSCA. Each of Getty and NSCO has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Getty Material Adverse Effect (as defined below). Getty is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Getty Material Adverse Effect. The term "Getty Material Adverse Effect" means any change in or effect on the business of Getty that is materially adverse to the financial condition or results of operations of Getty taken as a whole, except for any declines in the price of Getty Common Stock.

         Section 3.02. Certificate of Incorporation and By-Laws. Getty has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and by-laws of Getty and the Certificate of Incorporation, Memorandum of Association and Articles of Association of NSCO. Such Certificates of Incorporation are in full force and effect. Getty and NSCO are not in violation of any of the provisions of their respective Certificates of Incorporation, By-Laws, Memorandum of Association or Articles of Association.

         Section 3.03. Capitalization. The authorized capital stock of Getty consists of (a) 75,000,000 shares of Getty Common Stock and (b) 5,000,000 shares of preferred stock, par value U.S.$0.01 per share ("Getty Preferred Stock"). As of August 4, 1999, with the exception of shares of Getty Common Stock held in the treasury of Getty or by Getty Subsidiaries

(i) 35,434,676 shares of Getty Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (ii) 8,769,488 shares are reserved for future issuance pursuant to stock options. As of the date of this Agreement, no shares of Getty Preferred Stock were issued and outstanding. Except for stock options granted pursuant to the stock option plans of Getty (the "Getty Stock Option Plans"), the issuance of shares of Getty Common Stock upon the conversion of the 4.75% Convertible Subordinated Notes due 2003 and the issuance of additional shares of Getty Common Stock in respect of the contingent deferred payment in respect of Getty's acquisition of Art.com, Inc., there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Getty or any Getty Subsidiary or obligating Getty or any Getty Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Getty or any Getty Subsidiary. All shares of Getty Common Stock subject to issuance as aforesaid, pursuant to the conditions attached to the Exchangeable Shares or pursuant to the New Options and the shares of Series A and Series B special voting preferred stock to be issued by Getty pursuant to the Voting Trust and Exchange Rights Agreements described in Section 1.05, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Getty or any Getty Subsidiary to repurchase, redeem or otherwise acquire any shares of Getty Common Stock or any capital stock of any Getty Subsidiary. Each outstanding share of capital stock of each Getty Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by Getty or another Getty Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Getty's or such other Getty Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Getty Material Adverse Effect

The authorized capital stock of NSCO consists of 10,000 common shares and 5,000,000 Exchangeable Shares of which all the issued common shares are held by Getty and no Exchangeable Shares are issued and outstanding. Upon the allotment and issuance of the Exchangeable Shares to the Stockholders as contemplated by this Agreement, all such Exchangeable Shares shall be validly issued, fully-paid and non-assessable shares of NSCO.

         Section 3.04. Authority Relative to This Agreement. Getty has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of NSCO and Getty and the consummation by each of NSCO and Getty of the transactions contemplated hereby by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Getty and NSCO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Getty and, assuming the due authorization, execution and delivery by the Stockholders and the Company, constitutes a legal, valid and binding obligation of each of NSCO and Getty, enforceable against each of NSCO and Getty in accordance with its terms.

         Section 3.05. No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by Getty and NSCO does not, and the performance of this Agreement by Getty and NSCO will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Getty or Memorandum or Articles of Association of NSCO, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any Law applicable to Getty or NSCO or by which any property or asset of Getty or NSCO is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Getty or any Getty Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (ii) or (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Getty Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         (b) The execution and delivery of this Agreement by Getty and NSCO does not, and the performance of this Agreement by Getty and NSCO will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) Blue Sky Laws, the Securities Act, the Nasdaq, state takeover laws, (ii) the filing of a notification with Industry Canada pursuant to section 12 of the Investment Canada Act, (iii) filings required to be made and orders required to be obtained pursuant to the ABCA and the NSCA in order to effect the continuance and amalgamation described in paragraphs 1.01(i) through 1.01(l), and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Getty Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         Section 3.06. SEC Filings; Financial Statements.

         (a) Getty has filed all forms, reports and documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") since January 1, 1998 through the date of this Agreement (collectively, the "Getty SEC Reports"). As of the respective dates they were filed, (i) Getty SEC Reports were prepared, in all material respects in accordance with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) none of Getty SEC Reports contained, when filed with the SEC, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of Getty's filings with the SEC which were required under Section 13 of the Exchange Act since January 1, 1998, when taken as a whole (collectively, the "Recent SEC Reports"), do not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Recent SEC Reports or necessary in order to make the statements in such Recent SEC Reports, in light of the circumstances under which they were made, not misleading. No Getty Subsidiary is required to file any form, report or other document with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Getty SEC Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presented fairly, in all material respects, the consolidated financial position of Getty and the consolidated Getty Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

         Section 3.07. Absence of Certain Changes or Events. Since January 1, 1998, except as contemplated by or as disclosed in this Agreement, or as disclosed in any Getty SEC Report filed since January 1, 1998, Getty and Getty Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Getty Material Adverse Effect.

         Section 3.08. Investment Purpose. Getty is acquiring the Common Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         Section 3.09. Business Continuity. Neither Getty nor NSCO has any plan or intention either (a) except in accordance with this Agreement and the agreements described in Sections 1.05 and 1.06, to directly or indirectly reacquire any of its stock issued in the Combination; or (b) to directly or indirectly sell or otherwise dispose of any of the assets of the Company, except for (i) dispositions made in the ordinary course of business, (ii) transfers described in Section 368(a)(2)(C) of the Code or (iii) asset dispositions otherwise described in Treasury Regulation Section 1.368-1(d). Following the Combination, Getty and NSCO intend that NSULC2 will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS
                              ---------------------

         Section 4.01. Employee Benefits Matters. Getty shall provide the Company's employees with health, welfare and other employee benefits that in the aggregate are substantially equivalent to those currently provided to similarly situated employees of Getty and no worse, in aggregate, than the benefits currently provided to the Company's employees.

         (a) To the extent that service is relevant for eligibility and vesting (and, solely for purposes of calculating entitlement to vacation and sick days, benefit accruals) under any retirement plan, employee benefit plan, program or arrangement established or maintained by Getty or any of Getty Subsidiaries for the benefit of employees of Getty, such plan, program or arrangement shall credit Company employees for service on or prior to the Closing Date with the Company or any affiliate or predecessor thereof. In addition, Getty shall waive limitations on benefits relating to any pre-existing conditions to the same extent eligible for coverage under a Company Benefit Plan and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Company's employees.

         (b) Getty shall grant stock options (the "Post-Closing Options") to purchase an aggregate of 250,000 shares of Getty Common Stock under the terms of Getty's 1998 Stock Incentive Plan, to such employees of the Company and in such denominations as shall be determined by Mr. Brad Zumwalt and set forth on a notice to be delivered to Getty on the Closing Date and reasonably approved by Getty (provided that options to purchase no more than 100,000 shares of Getty Common Stock shall be allotted to Mr. Zumwalt and provided that options to purchase no more than 100,000 shares of Getty Common Stock, in aggregate, shall be allotted to the Stockholders (other than Mr. Zumwalt) who are employees of the Company). The Post-Closing Options shall have substantially identical terms to stock options previously granted by Getty to its similarly situated employees. The exercise price of the Post-Closing Options shall be the fair market value of Getty's Common Stock as determined under the terms of Getty's 1998 Stock Incentive Plan. The Post-Closing Options shall become 25% vested on the first anniversary of their date of grant, and will continue to vest over a period of three years in equal monthly installments commencing on the first day of the first calendar month following the first anniversary of their date of grant.

         Section 4.02. Employment and Lock-Up Agreements. (a) EyeWire Services, Inc. shall enter into an employment agreement (the "Zumwalt Employment Agreement") satisfactory to Brad Zumwalt and Getty, and (b) Getty shall enter into Lock-Up Agreements (the "Lock-Up Agreements") with each of the senior executives of the Company listed in Section 4.02(a) of the Company Disclosure Schedule, the form of which agreement is attached hereto as Exhibit 4.02(b).

         Section 4.03. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable commercial efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Getty or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws and (B) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

         Section 4.04. Headquarters. Except as otherwise required in order to effect the transactions described in paragraphs 1.01(j) through 1.01(l), the Company and its operations will remain based in Calgary for a period of at least two years from the date of this Agreement unless otherwise agreed by Getty and those Stockholders listed in Exhibit 4.04(a). Each of the employees of the Company listed in Exhibit 4.04(b) shall not, as a condition of continued employment with the Company or a subsidiary of the Company be required to relocate such individual's current city of residence or business for a period of two years from the date of this Agreement unless such individual consents to relocation. Notwithstanding the foregoing, Getty, the Company and any subsidiaries of the Company and Getty will be entitled to exploit areas of synergy in the areas of back-office administration and data management, in the development of international distribution and in leveraging group content and marketing.

         Section 4.05. Income Tax Elections. The parties agree that the conversion of Common Shares to EyeWire Exchangeable Shares pursuant to Section 1.01(a) and transfer by each Stockholder of EyeWire Exchangeable Shares to NSCO pursuant to Section 1.01(g) may be made pursuant to the provisions of section 85 of the ITA. Each Stockholder who wishes to make an election pursuant to section 85 of the ITA shall deliver a signed copy of the form prescribed for such election, completed in accordance with the provisions of the ITA, to Getty within 30 days of the Closing Date. Getty shall execute such form and return it to the relevant Stockholder within 14 days of receipt. The parties agree that it shall be the relevant Stockholder's sole responsibility to file the prescribed forms pursuant to section 85 of the ITA in the time prescribed under subsection 85(6) of the ITA and any penalty assessed by Revenue Canada or a similar provincial authority by virtue of a failure to file such election form in the time prescribed under subsection 85(6) of the ITA will be borne by the transferring Stockholder.

         Section 4.06. Clearance Certificates. Getty shall retain possession of all Exchangeable Shares otherwise deliverable pursuant to the terms hereof to any Stockholder who is a non-resident of Canada for the purposes of section 116 of the ITA (a "Non-resident Stockholder") until the earlier of (i) the date such Non-resident Stockholder delivers to Getty, certificates issued by Revenue Canada pursuant to subsection 116(4) of the ITA in respect of the transactions described in paragraphs 1.01(a) and 1.01(g) ("Clearance Certificates") and (ii) September 30, 1999. The Clearance Certificates shall have certificate limits which shall ensure that neither NSCO nor the Company shall have any liability pursuant to subsection 116(5) of the ITA in respect of the relevant transactions. If a Non-resident Stockholder does not deliver Clearance Certificates to Getty by September 30, 1999, Getty shall remit such portion of the retained Exchangeable Shares to Revenue Canada as is required to comply with section 116(5) of the ITA and shall deliver any remaining Exchangeable Shares to the relevant Non-resident Stockholder.

                                   ARTICLE V

                                   CONDITIONS
                                   ----------

         Section 5.01. Conditions to the Obligations of Getty and NSCO. The obligations of Getty and NSCO to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions:

         (a) each of the representations and warranties of the Stockholders contained in this Agreement shall be true and correct as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date;

         (b) the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

         (c) Getty shall have received, each in form and substance reasonably satisfactory to Getty, (i) all authorizations, consents, orders and approvals of all Governmental Entities and officials and (ii) all third party consents and estoppel certificates set forth in Section 5.01(c) of the Company Disclosure Schedule;

         (d) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States or Canada shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making illegal or otherwise prohibiting consummation of the Combination.

         (e) Getty shall have received the opinion of Macleod Dixon, Canadian counsel to the Company, to the effect set forth in Exhibit 5.01(e);

         (f) Getty shall have received the opinion of Dorsey Whitney, U.S. counsel to the Company, to the effect set forth in Exhibit 5.01(f);

         (g) the Stockholders shall have executed and delivered to Getty the Registration Rights Agreement described in Section 1.04;

         (h) Brad Zumwalt shall have executed and delivered to EyeWire Services, Inc. the Zumwalt Employment Agreement;

         (i) the Stockholders shall have executed and delivered to Getty the Escrow Agreement;

         (j) the executed Lock-Up Agreements shall have been delivered to Getty; and

         (k) the Cash shall equal or exceed $1,000,000.

         Section 5.02. Conditions to the Obligations of the Stockholders. The obligations of the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions:

         (a) each of the representations and warranties of Getty and NSCO contained in this Agreement shall be true and correct as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date;

         (b) Getty and NSCO shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

         (c) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States or Canada shall have enacted, issued, promulgated, enforced or entered any Order which is then in effect and has the effect of making illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

         (d) the Stockholders shall have received the opinion of Weil, Gotshal & Manges, LLP, U.S. counsel to Getty, to the effect set forth in Exhibit 5.02(d) hereto;

         (e) the Stockholders shall have received the opinion of Blake, Cassels & Graydon, Canadian counsel to Getty, to the effect set forth in Exhibit 5.02(e) hereto;

         (f) the Stockholders shall have received the opinion of Stewart McKelvey Stirling Scales, Nova Scotia Counsel to Getty, to the effect set forth in Exhibit 5.02(f) hereto;

         (g) Getty shall have executed and delivered to Stockholders the Registration Rights Agreement;

         (h) EyeWire Services, Inc. and Getty shall have executed and delivered to Brad Zumwalt the Zumwalt Employment Agreement; and

         (i) Getty shall have executed and delivered to Stockholders the Escrow Agreement.

                                   ARTICLE VI

                        INDEMNIFICATION; TAXES; SURVIVAL
                        --------------------------------

         Section 6.01. Indemnification.

         (a) The Stockholders hereby agree to jointly and severally (except with respect to any breach of the representation and warranty contained in Sections
2.04 and 2.06 as to which indemnification shall be several but not joint) indemnify and hold Getty, NSCO, the Company, and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Getty Indemnified Parties") harmless from and against:

               (i) any and all assessments, judgments, losses, liabilities, obligations, damages, costs, penalties and expenses (including attorneys' and other professionals' reasonable fees and disbursements) (collectively, "Losses") caused by or resulting from the failure of any representation or warranty of the Stockholders set forth in this Agreement, or any representation or warranty contained in any certificate or other document delivered by or on behalf of the Stockholders pursuant to this Agreement, to be true and correct in all respects as of the date made;

               (ii) any and all Losses, caused by or resulting from the breach of any covenant or other agreement on the part of the Stockholders under this Agreement; and

               (iii) any and all Losses caused or resulting from:

                  A) the fact that Eyewire, Inc. is qualified as a foreign corporation in the State of Texas under the name Zumwalt, Inc. as set forth in Section 2.01 of the Company Disclosure Schedule;

                  B) the fact that Eyewire, Inc. is not in possession of a Grande Prairie, Texas Business License as set forth in Section 2.07(a) of the Company Disclosure Schedule;

                  C) any Legal Proceeding set forth in Section 2.10 of the Company Disclosure Schedule;

                  D) the business practices set forth in Section 2.14(d) of the Company Disclosure Schedule; and

                  E) the failure of the Company or any Company Subsidiary to obtain model releases as set forth in Section 2.15(f) of the Company Disclosure Schedule.

         (b) Each of NSCO and Getty hereby agrees to jointly and severally indemnify and hold the Stockholders and their respective Affiliates, agents, successors and assigns, heirs, executors and legal representatives (collectively, the "Stockholder Indemnified Parties") harmless from and against:

               (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Getty or NSCO set forth in this Agreement, or any representation or warranty contained in any certificate or other document delivered by or on behalf of Getty or NSCO pursuant to this Agreement, to be true and correct as of the date made; and

               (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Getty or NSCO under this Agreement.

         (c) The obligations of the Stockholders pursuant to paragraph 6.01(a) above shall be subject to the following limitations:

               (i) The Getty Indemnified Parties shall not be entitled to recover under paragraph 6.01(a) until the total amount which the Getty Indemnified Parties would recover under paragraph 6.01(a), but for this paragraph 6.01(c), exceeds $375,000 and then the Getty Indemnified Parties shall be entitled to recover all of such amount (starting from the first dollar);

               (ii) The Getty Indemnified Parties shall not be entitled to recover under paragraph 6.01(a):

                  (A) to the extent the aggregate claims under paragraph 6.01(a) of the Getty Indemnified Parties exceed the value of the Escrow Amount, except for claims relating to breaches of the representations contained in Sections 2.06, for which there shall be no limit to the remedies of a Getty Indemnified Party hereunder, and for breaches of the representations contained in Section 2.16, for which the aggregate claims for which a Getty Indemnified Party may receive indemnification (including any such claims satisfied from the Escrow Amount) cannot exceed 10% of the value of the Share Consideration as of the Closing Date;

                  (B) to the extent the subject matter of the claim is covered by insurance (including title insurance) held by the Company, any Company Subsidiary, or Getty, except to the extent that utilizing such coverage will result in a premium increase to the Company or any Company Subsidiary, in which case, such premium increase shall be recoverable and to the extent that the amount of the claim exceeds the insurance proceeds received by the Company, any Company Subsidiary or Getty in respect of such claim, in which case, such excess shall be recoverable; or

                  (C) unless it has first used all commercially reasonable efforts to diligently seek to enforce any rights to indemnity or recovery from Persons not party to this Agreement in respect of the Loss (provided, however, that no Getty Indemnified Party shall be required to institute court proceedings against any Person prior to seeking recovery under paragraph 6.01(a)) and, if such efforts fail, to provide the Stockholders with full rights of subrogation in respect of any such rights upon request of the Stockholders.

               (iii) Each Stockholder shall be solely liable for indemnification with respect to a breach of any of the representations and warranties and covenants of such Stockholder in Section 2.04 and 2.06 and any recovery from the Escrow Amount in respect of such indemnification shall be limited to such Stockholders pro-rata portion of the Escrow Amount. With respect to a claim, or a portion of a claim, for a breach of a representation contained in Section 2.16 which is not satisfied out of the Escrow Amount, the recovery by Getty from each Stockholder in respect of such claim, or a portion of a claim, shall be limited to that percentage of such claim which is equal to the percentage of the issued Common Shares which were held by such Stockholder immediately prior to the Effective Time.

               (iv) The Getty Indemnified Parties shall not be entitled to recover under paragraph 6.01(a) with respect to a breach of Section
         2.16 to the extent the Tax matter for which a claim has been asserted is reserved against on the books and records of the Company or any Company Subsidiary as of the Closing Date, provided that such reserves are in accordance with GAAP, have been maintained in the ordinary course of business and are consistent with the reserves for Taxes in both the Financial Statements and on the Company Disclosure Schedule and with the assumptions set forth in Section 2.16(a) of the Company Disclosure Schedule.

               (v) The Getty Indemnified Parties shall not be entitled to recover under paragraph 6.01(a) with respect to breaches of the representations contained in Section 2.29 until the total amount which the Getty Indemnified Parties would recover in respect of such breaches under paragraph 6.01(a), but for this paragraph 6.01(c) exceeds $50,000 and then the Getty Indemnified Parties shall be entitled to recover all of such amount (starting from the first dollar);

               (vi) If without regard to this paragraph 6.01(c) a state of facts would allow an Getty Indemnified Party to recover under both paragraph 6.01(a)(i) and paragraph 6.01(a)(ii), such Getty Indemnified Party may recover only under one of paragraph 6.01(a)(i) or paragraph 6.01(a)(ii); and

               (vii) There shall be no duplication of indemnity among the Getty Indemnified Parties.

         (d) The Stockholders hereby agree that if a Getty Indemnified Party is required to pay Taxes on behalf of a Non-resident Stockholder pursuant to either section 116(5) or section 116(5.3) of the ITA as a result of a transfer to a Getty Indemnified Party of any portion of the Escrowed Property (as that term is defined in the Escrow Agreement) pursuant to the terms of the Escrow Agreement, such Non-resident Stockholder shall indemnify and hold such Getty Indemnified Party harmless from and against such Taxes.

         Section 6.02. Indemnification Procedures.

         (a) In the event that any Legal Proceedings shall be instituted or threatened or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 6.01 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within ten days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if so requested by the indemnifying party to participate or
(ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

         (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and, subject to Sections 6.01 and 6.03, the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

         (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

Section 6.03. Escrow. Pursuant to the terms of the Escrow Agreement, Getty Indemnified Parties shall be entitled to be paid out of the Escrow Amount, all amounts to which Getty Indemnified Parties are entitled pursuant to this Article
VI. Getty's sole recourse under this Article VI shall be limited to the Escrow Amount (except for breaches of Sections 2.06 and 2.16 hereof, in which case there shall be no limit to Getty's and NSCO's remedies except as otherwise provided herein).

         Section 6.04. Tax Matters .

         (a) Preparation of Tax Returns.

               (i) The Stockholders shall file or cause to be filed all U.S., Canadian, state, provincial, local and foreign Tax Returns required to be filed on or prior to the Closing Date by, or with respect to, the Company and each Company Subsidiary and each consolidated combined or unitary group of which the Company or any Company Subsidiary is or were a member or members and shall cause the Company or a Company Subsidiary to pay any and all Taxes due with respect to such returns. All Tax Returns described in this Section 6.04(a)(i) shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable Tax laws (or judicial or administrative interpretations thereof). The Stockholders shall cause the Company and the Company's Subsidiaries to provide Getty with copies of such completed Tax Returns at least 10 days prior to the filing date, and Getty shall be provided an opportunity to review such Tax Returns and supporting work papers and Schedules prior to the filing of such Tax Returns. The failure of Getty to propose any changes to any such Tax Return within such 10 days shall be deemed to be an indication of its approval thereof. The Stockholders and Getty shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof..

               (ii) Getty shall prepare or cause to be prepared all US, Canadian, foreign, provincial, state and local Tax Returns required to be filed by the Company and the Company's Subsidiaries after the Closing Date, whether relating to a period ending before, on or after the Closing Date.

         (b) Cooperation with Respect to Tax Returns. Getty and the Stockholders agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Company and each Company Subsidiary as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Getty and the Stockholders shall furnish one another with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period. In addition, Getty and the Stockholders shall (and shall cause their respective affiliates to) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes of the Company or a Company Subsidiary. Getty or the Company shall retain in its possession, and shall provide the Stockholders reasonable access to (including the right to make copies of), such supporting books and records and any other materials that the Stockholders may reasonably specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the expiry of all appeal periods with respect to any assessments or reassessments of tax in respect of such taxable period. After such time, Getty may dispose of such material, provided that prior to such disposition Getty shall give the Stockholders a reasonable opportunity to take possession of such materials.

         Section 6.05. Survival of Representations and Warranties. Except as otherwise provided herein, the parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the closing of the transactions hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnification made in respect of the representations and warranties contained in Section 2.06, which shall survive indefinitely, and in Section 2.16 or Section 3.09 which shall survive until it is no longer possible, in law or in fact, for a Getty Indemnified Party or a Stockholder Indemnified Party who is a U.S. citizen or resident for U.S. federal income tax purposes, as the case may be, to suffer or incur Losses as a result of such breach and so long thereafter as such Getty Indemnified Party or a Stockholder Indemnified Party who is a U.S. citizen or resident for U.S. federal income tax purposes, as the case may be, may assert a claim with respect thereto) shall terminate unless within twelve (12) months after the Closing Date written notice of such claims is given to the Stockholders or Getty, as the case may be, or such actions are commenced.

         Section 6.06. Tax Reporting and Compliance. Getty shall, and shall cause the Company, Company Subsidiaries, NSCO, NSULC, NSULC2 and Affiliates of Getty, to and the Stockholders who are U.S. citizens or residents for U.S. federal income tax purposes shall: (a) report the Combination as a reorganization under Section 368(a)(1) of the Code on all applicable U.S. federal, state and local Tax Returns; (b) keep records and file in connection with their respective U.S. federal and state Tax Returns all such information as may be required by Treasury Regulation Section 1.368-3 and otherwise comply with all the reporting requirements of Section 368(a)(1) of the Code and the Treasury Regulations promulgated thereunder; and (c) unless required to do so by law, refrain from taking any position in connection with any Tax Return or Tax liability that would be inconsistent with the qualification of the Combination as a reorganization under Section 368(a)(1) of the Code.

                                  ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

         Section 7.01. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 7.02. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 7.03. Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not any of the transactions contemplated hereby is consummated.

         Section 7.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier, facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.04):

                     if to Getty:

                               Getty Images, Inc.
                               2101 Fourth Avenue, Fifth Floor
                               Seattle, Washington 98121
                               Facsimile No.:  (206) 695-3447
                               Attention: Suzanne L. Page

                     with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153
                               Facsimile No.:  (212) 310-8007
                               Attention:  Stephen M. Besen

                     if to the Stockholders:

                               EyeWire, Inc.
                               Suite 800, 833 - 4th Avenue S.W.
                               Calgary, Alberta  T2P 3T5
                               Facsimile No.:  (403) 261-4282
                               Attention:  Brad Zumwalt
                     with a copy to:

                               Macleod Dixon
                               Barristers and Solicitors
                               3700, 400 - 3rd Avenue S.W.
                               Calgary, Alberta T2P 4H2
                               Facsimile No.:  (403) 264-5973
                               Attention:  J. T. Ramsay, Q.C.

         Section 7.05. Certain Definitions. For purposes of this Agreement, the term:

         (a) "Affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

         (b) "business day" means any day on which banks are not required or authorized to close in Seattle, Washington.

         (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "knowledge" means, with respect to any matter in question, that the Stockholders or the executive officers of the Company or the executive officers of Getty or Getty Canada, as the case may be, have actual or constructive knowledge of such matter;

         (e) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

         (f) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         Section 7.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         Section 7.07. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 7.08. Incorporation of Exhibits. The Company Disclosure Schedule, Getty Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 7.09. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 7.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Alberta without regard to the conflicts of law provisions thereof.

         Section 7.11. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 7.12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 7.13. Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and Getty Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

IN WITNESS WHEREOF, Getty, NSCO, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GETTY IMAGES, INC.                            3032097 NOVA SCOTIA LIMITED


By:                                           By:
   -----------------------------------           ------------------------------
           Name:                                         Name:
           Title:                                        Title:

EYEWIRE PARTNERS, INC.


By:
   -----------------------------------
           Name:
           Title:

Stockholders:

--------------------------------------
BRADLEY E. ZUMWALT


--------------------------------------
TANYA M. ZUMWALT



--------------------------------------
BROCK V. BOHONOS



--------------------------------------
BLAKE I. SPRINGER



--------------------------------------
PATTI C. ACHESON



--------------------------------------
GRANT D. HUTCHINSON

--------------------------------------
DRINA J. LAZAR



--------------------------------------
ANDREW J. CICHERSKI



--------------------------------------
VIVIAN C. FARRIS



--------------------------------------
RICHARD M. BARNO



--------------------------------------
JOHN T. RAMSAY

ARTICLE I  THE COMBINATION....................................................1

           Section 1.01.Requisite Transactions................................1

           Section 1.02.Options...............................................2

           Section 1.03.Other Effects of the Combination......................3

           Section 1.04.Registration Rights...................................3

           Section 1.05.Voting Trust and Exchange Rights Agreement............3

           Section 1.06.Support Agreement.....................................3

           Section 1.07.Currency..............................................3

           Section 1.08.Calculation of Exchange Ratio.........................4

           Section 1.09.Share Consideration...................................4

           Section 1.10.Escrow Arrangement....................................4

           Section 1.11.Reorganization........................................4

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS................4

           Section 2.01.Organization and Qualification; Subsidiaries..........4

           Section 2.02.Certificate of Incorporation and By-Laws..............5

           Section 2.03.Capitalization........................................5

           Section 2.04.Authority Relative to This Agreement..................6

           Section 2.05.No Conflict; Required Filings and Consents............6

           Section 2.06.Ownership and Transfer of Shares......................7

           Section 2.07.Permits; Compliance...................................7

           Section 2.08.Financial Statements..................................7

           Section 2.09.Absence of Certain Developments.......................8

           Section 2.10.Absence of Litigation................................10

           Section 2.11.Employee Benefit Plans...............................10

           Section 2.12.Contracts............................................11

           Section 2.13.Environmental Matters................................13

           Section 2.14.Intellectual Property................................15

           Section 2.15.Images...............................................18

           Section 2.16.Taxes................................................20

           Section 2.17.Assets...............................................24

           Section 2.18.Certain Interests....................................24

           Section 2.19.Insurance Policies...................................25

           Section 2.20.Banks................................................25

           Section 2.21.Year 2000 Compliance.................................25

           Section 2.22.Investment...........................................26

           Section 2.23.Accounts Receivable..................................27

           Section 2.24.Employees and Consultants............................27

           Section 2.25.Books and Records....................................28

           Section 2.26.Residence of Stockholders............................28

           Section 2.27.No Misrepresentation.................................28

           Section 2.28.Brokers..............................................28

           Section 2.29.Closing Cash Balance.................................28

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF GETTY AND NSCO................29

           Section 3.01.Organization and Qualification; Subsidiaries.........29

           Section 3.02.Certificate of Incorporation and By-Laws.............29

           Section 3.03.Capitalization.......................................29

           Section 3.04.Authority Relative to This Agreement.................30

           Section 3.05.No Conflict; Required Filings and Consents...........30

           Section 3.06.SEC Filings; Financial Statements....................31

           Section 3.07.Absence of Certain Changes or Events.................32

           Section 3.08.Investment Purpose...................................32

           Section 3.09.Business Continuity..................................32

ARTICLE IV  ADDITIONAL AGREEMENTS............................................32

           Section 4.01.Employee Benefits Matters............................32

           Section 4.02.Employment and Lock-Up Agreements....................33

           Section 4.03.Further Action; Consents; Filings....................33

           Section 4.04.Headquarters.........................................34

           Section 4.05.Income Tax Elections.................................34

ARTICLE V CONDITIONS.........................................................35

           Section 5.01.Conditions to the Obligations of Getty and NSCO......35

           Section 5.02.Conditions to the Obligations of the Stockholders....36

ARTICLE VI  INDEMNIFICATION; TAXES; SURVIVAL.................................36

           Section 6.01.Indemnification......................................36

           Section 6.02.Indemnification Procedures...........................40

           Section 6.03.Escrow...............................................41

           Section 6.04.Tax Matters..........................................41

           Section 6.05.Survival of Representations and Warranties...........42

           Section 6.06.Tax Reporting and Compliance.........................42

ARTICLE VII  MISCELLANEOUS...................................................42

           Section 7.01.Amendment............................................42

           Section 7.02.Waiver...............................................43

           Section 7.03.Expenses.............................................43

           Section 7.04.Notices..............................................43

           Section 7.05.Certain Definitions..................................44

           Section 7.06.Severability.........................................44

           Section 7.07.Assignment; Binding Effect; Benefit..................45

           Section 7.08.Incorporation of Exhibits............................45

           Section 7.09.Specific Performance.................................45

           Section 7.10.Governing Law........................................45

           Section 7.11.Headings.............................................45

           Section 7.12.Counterparts.........................................45

           Section 7.13.Entire Agreement.....................................45



                                       3